EXHIBIT 10.3
EXECUTION COPY
SEVENTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT
          SEVENTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of May 30, 2008 (this “Amendment”), to the Credit and Guaranty Agreement, dated as of April 30, 2007 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among Handleman Company, a Michigan corporation (“Holdings”), Handleman Services Company, a Michigan corporation (“Handleman Services”), certain subsidiaries of Holdings identified on the signature page hereto as “Borrowers” (such Subsidiaries, together with Handleman Services, are referred to individually as a “Borrower” and collectively, jointly and severally, as “Borrowers”), certain subsidiaries of Holdings identified on the signature page hereto as “Guarantors” (such subsidiaries, together with Holdings, are referred to individually as a “Guarantor” and collectively, jointly and severally, as “Guarantors”), the lenders party hereto from time to time (“Lenders”), and Silver Point Finance, LLC (“Silver Point”), as administrative agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent” and together with Administrative Agent, each an “Agent” and collectively the “Agents”).
          WHEREAS, Borrowers and Guarantors have requested that Agents and Lenders agree to amend certain terms and conditions of the Credit Agreement, in each case, as more fully set forth herein; and
          WHEREAS, Agents and Lenders have agreed to make such amendments to the Credit Agreement, in each case, subject to the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
          1. Definitions. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.
          2. Amendments to Credit Agreement.
                    (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto, in appropriate alphabetical order, to read in its entirety as follows:
“‘Anderson Purchase Agreement’ means the Asset Purchase Agreement dated as of June 2, 2008, by and between Holdings and Anderson Merchandisers, L.P., a Texas limited partnership.”
“‘Initial Anderson Closing Date’ means the date on which the WMS Display Fixture Rights (as defined in the Anderson Purchase Agreement as in effect on the Seventh Amendment Effective Date) are sold pursuant to the terms of the Anderson Purchase Agreement as in effect on the Seventh Amendment Effective Date, which date shall not be later than June 4, 2008.”
“‘Seventh Amendment’ means the Seventh Amendment to Credit and Guaranty Agreement, dated as of May 30, 2008, by and among Credit Parties, Lenders and Agents.”

“‘Seventh Amendment Effective Date’ has the meaning ascribed to the term ‘Amendment Effective Date’ in the Seventh Amendment.”
                    (b) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definitions of the following terms contained therein to read in their entirety as follows:
“‘Extraordinary Receipts’ means any cash received by or paid to or for the account of Holdings or any of it Subsidiaries not in the ordinary course of business, including any foreign, United States, state or local tax refunds, pension plan reversions, judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement, proceeds of insurance (excluding, however, any Net Insurance/Condemnation Proceeds which are subject to Section 2.13(b)), and including the Incentive Payment (as defined in the Anderson Purchase Agreement as in effect on the Seventh Amendment Effective Date).”
“‘Material Contract’ means, collectively, any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, and including, in any event each contract or agreement to which Holdings or any of its Subsidiaries is a party involving aggregate consideration payable to or by Holdings or such Subsidiary of $5,000,000 or more (other than purchase orders in the ordinary course of the business of Holdings or such Subsidiary and other than contracts that by their terms may be terminated by Holdings or such Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium), and including, without limitation, the Anderson Purchase Agreement and all documents executed or delivered in connection with any of the foregoing.”
                    (c) Section 2.13 of the Credit Agreement is hereby amended by adding a new section to the end thereof to read in its entirety as follows:
(l) Wal-Mart Receipts. For the period from the Initial Anderson Closing Date through the date on which the amendment to this Agreement described in Section 6.25 becomes effective, no later than the first Business Day following each date on which Holdings or any of its Subsidiaries receives any proceeds of any Accounts owing to Holdings or any of its Subsidiaries from Wal-Mart Stores, Inc. or any of its Affiliates in respect of U.S. music sales, the Borrowers shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced (it being understood that Revolving Commitments will be permanently reduced only to the extent that Revolving Loans are prepaid) as set forth in Section 2.14(b)(ii)(2) in an aggregate amount equal to 75% of such proceeds (after payment of any Working Capital Obligations then outstanding); provided that the amount of any mandatory payment required to be made under this Section 2.13(l) shall be reduced, on a dollar-for-dollar basis, by the amount of any corresponding mandatory prepayment made under the Working Capital Agreement;
                    (d) Section 6.7(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(e) Minimum Asset Coverage. Credit Parties shall not permit, at any time, (i) the positive difference between (A) the Working Capital Borrowing Base at such time (without taking into account the Term Loan Reserve, the Minimum Availability Amount or any other Reserves (as defined in the Working Capital Agreement)) and (B) the principal amount of all Indebtedness outstanding (including without limitation, all undrawn letters of credit) under the Working Capital Agreement and this Agreement at such time (such positive difference, the “Minimum Asset Coverage”) to be less than the correlative amount indicated below under the heading “Minimum Asset Coverage” for such period, or (ii) the percentage obtained by dividing (A) the amount specified in clause (i)(B) above at such time by (B) the amount specified in clause (i)(A) above at such time to be greater than the percentage specified below under the heading “Maximum Coverage Percentage” for such period:

Period	Minimum Asset Coverage	Maximum Coverage Percentage
May 1, 2008 through May 31, 2008	$25,000,000	74.1%
June 1, 2008 through (but not including) the Initial Anderson Closing Date	$30,000,000	69.3%
The Initial Anderson Closing Date through (but not including) June 8, 2008 (except to the extent set forth in the immediately succeeding row)	$41,000,000 (or, to the extent Holdings delivers a $3,000,000 letter of credit to Anderson Merchandisers, L.P. pursuant to the Anderson Purchase Agreement as in effect on the Seventh Amendment Effective Date, $38,000,000)	57.0% (or, to the extent Holdings delivers a $3,000,000 letter of credit to Anderson Merchandisers, L.P. pursuant to the Anderson Purchase Agreement as in effect on the Seventh Amendment Effective Date, 60.0%)

Period	Minimum Asset Coverage	Maximum Coverage Percentage
The earlier of (x) the date of receipt of all payments by or on behalf of Holdings in respect of all Initial WMS Inventory (as defined in the Anderson Purchase Agreement as in effect on the Seventh Amendment Effective Date), and (y) June 9, 2008 through June 20, 2008
	$43,000,000 (or, to the extent Holdings delivers a $3,000,000 letter of credit to Anderson Merchandisers, L.P. pursuant to the Anderson Purchase Agreement as in effect on the Seventh Amendment Effective Date, $40,000,000)	54.0% (or, to the extent Holdings delivers a $3,000,000 letter of credit to Anderson Merchandisers, L.P. pursuant to the Anderson Purchase Agreement as in effect on the Seventh Amendment Effective Date, 57.0%)
June 21, 2008 and all times thereafter	$80,000,000	10.0%”
                    (e) Article VI of the Credit Agreement is hereby amended by adding a new section to the end thereof to read in its entirety as follows:
“6.25 Minimum Asset Coverage Covenants. By not later than June 20, 2008, the Credit Parties shall not fail to execute and deliver to Agents an amendment to this Agreement amending Section 6.7(e) to provide Minimum Asset Coverage and Maximum Coverage Percentage levels for the period from June 21, 2008 through April 30, 2012 that are satisfactory to Agents in their sole discretion (it being understood that to the extent no such amendment is executed, no changes will be made to the covenant levels set forth in Section 6.7(e) as in effect on the Seventh Amendment Effective Date).”
          3. Consent. (a) Credit Parties have advised Agents and Lenders that Holdings is entering into the Asset Purchase Agreement with Anderson Merchandisers (“Purchaser”), dated as of June 2, 2008 attached hereto as Annex A (the “Purchase Agreement”) providing for the sale of certain assets related to the portion of Holdings’ business consisting of distribution of certain music product to Wal-Mart stores in the United States, including (i) the Initial WMS Inventory (as defined in the Purchase Agreement as in effect on the Seventh Amendment Effective Date), (ii) the WMS Display Fixture Rights (as defined in the Purchase Agreement as in effect on the Seventh Amendment Effective Date), and (iii) the Additional Inventory (as defined in the Purchase Agreement as in effect on the Seventh Amendment Effective Date).
                    (b) Subject to the terms and conditions contained herein and notwithstanding anything to the contrary set forth in the Credit Agreement or any other Credit Document, the Agents and the Lenders hereby consent to:
                         (i) the sale of the WMS Display Fixture Rights to Purchaser in accordance with the terms and conditions of the Purchase Agreement as in effect on the Seventh Amendment Effective Date; provided, that (A) the cash proceeds of such sale (including the Additional Closing Payments (as defined in the Purchase Agreement as in effect on the Seventh Amendment Effective Date)) are at least $8,803,545, (B) all of such cash proceeds are paid to Administrative Agent for application to the Obligations in accordance with Section 2.14(b)(ii)(2) of the Credit Agreement (after payment of any Working Capital Obligations then outstanding) (it being understood that Revolving Commitments will be permanently reduced only to the extent that Revolving Loans are prepaid), (C) the

Borrowers pay to the Administrative Agent the Make-Whole Amount and all accrued interest payable in respect of the amount prepaid pursuant to clause (B) above, (D) such sale or disposition and application of proceeds shall occur on or before June 4, 2008, (E) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (F) the Agents shall have received, in form and substance reasonably satisfactory to the Agents, true, correct and complete copies of the Purchase Agreement and each other document executed in connection with any of the foregoing, together with all schedules and exhibits thereto, duly authorized, executed and delivered by the parties thereto (such documents, collectively, the “Purchase Documents”);
                         (ii) a series of sales of the Initial WMS Inventory to Purchaser in accordance with the terms and conditions of the Purchase Agreement as in effect on the Seventh Amendment Effective Date; provided, that (A) the cash proceeds of each such sale are equal to an amount not less than the value of the Initial WMS Inventory sold in such sale (it being understood that (w) each truckload of the Initial WMS Inventory shall constitute an individual sale, (x) the value of the Initial WMS Inventory included in each such sale shall be determined in accordance with the terms of the Purchase Agreement (as in effect on the Seventh Amendment Effective Date) on the date such Initial WMS Inventory is packed onto the applicable delivery truck and such delivery truck is sealed, (y) the contents of each such sale and the related dollar amount (determined in accordance with clause (x)) shall be reflected in the applicable Release referred to below, and (z) the aggregate cash consideration received in connection with the sale of all Initial WMS Inventory shall not be less than $10,000,000), (B) all of such cash proceeds are paid to Administrative Agent for application to the Obligations in accordance with Section 2.14(b)(ii)(2) of the Credit Agreement (after payment of any Working Capital Obligations then outstanding) (it being understood that Revolving Commitments will be permanently reduced only to the extent that Revolving Loans are prepaid), (C) the Borrowers pay to the Administrative Agent the Make-Whole Amount and all accrued interest payable in respect of the amount prepaid pursuant to clause (B) above, (D) all such sales or dispositions and application of proceeds shall occur on or before June 16, 2008, and (E) as of the date of each such sale and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
                    (c) The Collateral Agent, with the consent of the Lenders, agrees to execute and deliver to Anderson Merchandisers L.P. a release of liens in the form attached hereto as Exhibit A (the “Release”) on the date of each proposed sale described in Section 3(b) above, following the satisfaction of the conditions described in sub-clauses (E) and (F) (in the case of clause (i) thereof) and sub-clause (E) (in the case of clause (ii) above) (it being understood and agreed by each Credit Party that the failure to satisfy any other condition specified in clause (i) or (ii) on the date of any such sale shall result in an immediate Event of Default under the Credit Agreement). The Credit Parties hereby acknowledge and consent to the Release.
                    (d) Except as provided in Section 3(b), the Credit Agreement and the other Credit Documents shall remain in full force and effect, and the foregoing waivers and consents shall be limited to the matters set forth herein and shall not extend to any other transaction. The foregoing waivers and consents do not allow any other or further departure from the terms of the Credit Agreement or any other Credit Document.
          4. Conditions to Effectiveness. This Amendment shall become effective (the “Amendment Effective Date”) upon satisfaction in full of the following conditions precedent:
          (a) Immediately after giving effect to this Amendment, (i) the representations and warranties contained in this Amendment, the Credit Agreement and the other Credit Documents shall be correct on and as of the date of this Amendment as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing (or would result from this Amendment becoming effective in accordance with its terms).
          (b) Administrative Agent shall have received counterparts of this Amendment that bear the signatures of each of Credit Parties, Agents and Lenders.
          (c) Administrative Agent shall have received a copy of an amendment (or similar agreement), in form and substance reasonably satisfactory to Agents, duly executed by Credit Parties, Working Capital Agent, and Working Capital Lenders amending and waiving the corresponding provisions of the Working Capital Agreement.
          5. Credit Parties’ Representations and Warranties. Each Credit Party represents and warrants to Agents and Lenders as follows:
          (a) Such Credit Party (i) is duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform the Credit Agreement, as amended hereby.
          (b) The execution, delivery and performance by such Credit Party of this Amendment and the Purchase Documents and the performance by such Credit Party of the Credit Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under such Credit Party’s organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting such Credit Party or any of such Credit Party’s properties, and (iii) except as provided in the Credit Documents, do not and will not result in or require the creation of any Lien, upon or with respect to such Credit Party’s property.
          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by such Credit Party of this Amendment or the Purchase Documents or the performance by such Credit Party of the Credit Agreement, as amended hereby.
          (d) This Amendment and the Credit Agreement, as amended hereby, and the Purchase Documents constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their terms except to the extent the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.
          (e) Immediately after giving effect to this Amendment, (i) the representations and warranties contained in the Credit Agreement are correct on and as of the date of this Amendment as though made on and as of the date hereof (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing (or would result from this Amendment becoming effective in accordance with its terms).
          6. Continued Effectiveness of Credit Agreement. Each Credit Party hereby confirms and agrees that (a) the Credit Agreement and each other Credit Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Credit Document to “the Credit Agreement”, “hereto”, “hereof”, “hereunder”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, (b) to the extent that any such Credit Document purports to assign or pledge to Collateral Agent, for the ratable benefit of Lenders, or to grant to Collateral Agent, for the ratable benefit of Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Credit Party, or any of their respective Subsidiaries from time to time existing in respect of the Credit Agreement and the other Credit Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects, (c) the execution and delivery of this Amendment does not limit any other action that the Administrative Agent is entitled to take, or that the Credit Parties are required to perform, under the Fifth Amendment Fee Letter, and (d) no amendment or waiver of any terms or provisions of the Credit Agreement, or the amendments or waivers granted hereunder, shall relieve any Credit Party from complying with such terms and provisions other than as expressly amended or waived hereby or from complying with any other term or provision thereof or herein.
          7. Release. Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Credit Parties and their Affiliates under the Credit Agreement and the other Credit Documents. Notwithstanding the foregoing, Credit Parties wish (and Agents and Lenders agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any Agent’s or any Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Credit Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Credit Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, arising out of, connected with or related in any way to the Credit Agreement or any other Credit Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Credit Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.
          8. Miscellaneous.
          (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic method shall be equally as effective as delivery of an original executed counterpart of this Amendment.
          (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties to this Amendment hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Amendment.
          (d) Borrowers will pay on demand all reasonable fees, costs and expenses of Agents and Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees disbursements and other charges of counsel to Agents and Lenders.
          (e) This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall be construed, administered and interpreted in accordance with the terms thereof. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by any Credit Party under or in connection with this Amendment shall have been incorrect when made or deemed made or if any Credit Party fails to perform or comply with any covenant or agreement contained herein.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS: HANDLEMAN CATEGORY MANAGEMENT COMPANY
By:
Name:
Title:

HANDLEMAN SERVICES COMPANY
By:
Name:
Title:

HANDLEMAN REAL ESTATE LLC
By:
Name:
Title:

ARTIST TO MARKET DISTRIBUTION LLC
By:
Name:
Title:

REPS, L.L.C.
By:
Name:
Title:

Seventh Amendment To Credit And Guaranty Agreement

GUARANTORS: HANDLEMAN COMPANY
By:
Name:
Title:

CRAVE ENTERTAINMENT GROUP, INC.
By:
Name:
Title:

HANLEY ADVERTISING COMPANY
By:
Name:
Title:

HANDLEMAN COMPANY OF CANADA LIMITED
By:
Name:
Title:

HANDLEMAN UK LIMITED
By:
Name:
Title:
Seventh Amendment To Credit And Guaranty Agreement

SVG DISTRIBUTION, INC.
By:
Name:
Title:

CRAVE ENTERTAINMENT, INC.
By:
Name:
Title:
Seventh Amendment To Credit And Guaranty Agreement

ADMINISTRATIVE AGENT AND COLLATERAL AGENT: SILVER POINT FINANCE, LLC, as Administrative Agent and Collateral Agent
By:
Name:
Title:

Seventh Amendment To Credit And Guaranty Agreement

LENDERS: SPF CDO I, LTD.
By:
Name:
Title:

SPCP GROUP, LLC
By:
Name:
Title:

THERMOPYLAE FUNDING CORP.
By:
Name:
Title:

FIELD POINT I, LTD.
By:
Name:
Title:

FIELD POINT II, LTD.
By:
Name:
Title:
Seventh Amendment To Credit And Guaranty Agreement

EXHIBIT A
Silver Point Finance, LLC
Two Greenwich Plaza, First Floor
Greenwich, CT 06830
Anderson Merchandisers, L.P.
421 S.E. 34th Avenue
Amarillo, TX 79103
          Re: RELEASE AND TERMINATION OF LIENS
Ladies and Gentlemen:
          Reference is hereby made to the Credit and Guaranty Agreement, dated as of April 30, 2007 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), by and among Handleman Company, a Michigan corporation (“Holdings”), Handleman Services Company, a Michigan corporation (“Handleman Services”), certain subsidiaries of Holdings identified on the signature page thereto as “Borrowers” (such Subsidiaries, together with Handleman Services, are referred to individually as a “Borrower” and collectively, jointly and severally, as “Borrowers”), certain subsidiaries of Holdings identified on the signature page thereto as “Guarantors” (such subsidiaries, together with Holdings, are referred to individually as a “Guarantor” and collectively, jointly and severally, as “Guarantors”, and the Guarantors, together with the Borrowers, are referred to individually as a “Credit Party” and collectively, jointly and severally, as “Credit Parties”), the lenders party thereto from time to time (“Lenders”), and Silver Point Finance, LLC, as administrative agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent” and together with Administrative Agent, each an “Agent” and collectively the “Agents”). The Collateral Agent, on behalf of itself and the Lenders, holds a security interest in and lien on the assets and property of Holdings. The Collateral Agent and the Lenders have been advised that Holdings is selling, conveying, transferring and assigning to Anderson Merchandisers, L.P. (“Purchaser”) certain assets consisting of the equipment and inventory listed on Schedule I attached hereto (“Purchased Assets”). As a condition to such proposed sale, the Collateral Agent is required to release all of its liens on such Purchased Assets.
          1. Release of Security Interest. Effective upon receipt by the Administrative Agent of the payment set forth in Section 2 hereof, the Collateral Agent hereby releases, terminates and discharges, without recourse and without any representation or warranty of any kind, express or implied, all security interests and liens of any nature whatsoever in its favor in or on the Purchased Assets. Nothing contained herein shall be deemed a release or termination by the Collateral Agent of any security interests in and liens on any assets of any Credit Party other than the Purchased Assets, all of which shall continue in full force and effect. Except as specifically set forth herein, nothing contained herein shall be construed in any manner to constitute a waiver, release or termination or to otherwise limit or impair any of the obligations or indebtedness of any Credit Party or any other person or entity to the Agents and the Lenders, or any duties, obligations or responsibilities of the Credit Parties or any other person or entity to the Agents and the Lenders.
          2. Effectiveness of Release. The release, termination and discharge of the Collateral Agent’s security interests in and liens on the Purchased Assets pursuant to Section 1 hereof shall be effective, without further action by the Collateral Agent, upon the Administrative Agent’s receipt, from or on behalf of the Credit Parties (including by direct payment by the Purchaser), of an aggregate amount of not less than $ ___ in immediately available funds to the bank account specified on Schedule II hereto by not later than noon (New York City time) on ___, 2008. (To the extent such payment is not received by such time, this Release and Termination of Liens shall terminate and be of no further force or effect.)
          3. Further Assurances. The Collateral Agent hereby agrees that, after receipt of the payment set forth in Section 2 hereof by the Administrative Agent, it will file, at the Borrowers’ sole cost and expense, a UCC financing statement amendment in the form attached hereto as Annex A. The Collateral Agent will, at the reasonable request of the Borrowers or the Purchaser and after receipt of the payment set forth in Section 2 hereof by the Administrative Agent, execute and/or deliver such instruments and other writings as may be necessary to effect or evidence the termination of the liens of the Collateral Agent on the Purchased Assets, but without representation, warranty or recourse to the Agents or the Lenders and at the sole cost and expense of the Borrowers.
          4. Miscellaneous. Delivery of an executed counterpart of this Release and Termination of Liens by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart. This Release and Termination of Liens shall be governed by and interpreted and determined in accordance with the laws of the State of New York (without regard to principles of conflict of laws).

Very truly yours,

SILVER POINT FINANCE, LLC, as Collateral Agent and on behalf of the Lenders

By:
Name:
Title:

Schedule I
Purchased Assets

Schedule II
Bank Account Details
Citibank, NA
ABA # 021000089
A/C Name: Silver Point Finance, LLC
A/C # 48680439
RE: Handleman / Sweep Payment

ANNEX A
PURCHASE AGREEMENT
See attached.